 EXHIBIT 10.1

FOURTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (“Amendment”) is entered into as of May 31, 2022 between Comerica Bank (“Bank”) and MobileSmith, Inc., a Delaware corporation (“Borrower”).

RECITALS

A. Borrower and Bank are parties to that Loan and Security Agreement dated June 9, 2014, (as amended by the First Amendment to Loan and Security Agreement dated as of May 24, 2016, the Second Amendment to Loan and Security Agreement dated as June 8, 2018 and the Third Amendment to Loan and Security Agreement and First Amendment to Prime Referenced Rate Addendum dated as of June 9, 2020, the “Agreement”).

B. The parties desire to further amend the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Amendments to Agreement:

(a) The last sentence of Section 2.1(b)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

Except as set forth in this Agreement, amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable (unless sooner accelerated in accordance with the terms of this Agreement). Any repayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so repaid.

(b) Section 2.1(b)(ii) of the Agreement is hereby amended and restated to read in its entirety as follows:

(ii) Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank (which notice shall be irrevocable) no later than 11:00 a.m. San Jose, California time, on the Business Day that the Advance is to be made. Each such notice shall be made in accordance with Section 2.3(c) hereto, and once delivered or submitted to Bank, shall not be revocable by Borrower. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. The notice shall be signed by a Responsible Officer. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(c) Section 2.3 of the Agreement is hereby amended and restated to read in its entirety as follows:

2.3 Interest Rates, Advance Requests, Payments and Change of Law.

(a) Interest Rates. Subject to the terms and conditions of this Section 2.3, each of the Credit Extensions made shall bear interest at the Applicable Interest Rate or any number of combinations of such Applicable Interest Rate(s), as elected by Borrower or as otherwise determined in accordance with the terms of this Agreement.

(i) Advances. The Advances shall bear interest, on the outstanding daily balance thereof, at the Applicable Interest Rate.

(ii) Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of five percent (5%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by

Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.

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(b) Advance Requests.

(i) Requests for Advances. Borrower may request an Advance hereunder, either (A) upon the delivery to Bank of a written Request for Advance duly completed and executed by Borrower or,

(B) to the extent applicable, pursuant to a request submitted through Bank’s loan management system (each a “Request”).

(ii) Alternate Requests for Advances. In the event that Borrower is unable to request an Advance hereunder through the Bank’s loan management system, Advances hereunder may be requested by delivery or submission to Bank by hand delivery, first class mail, overnight courier, facsimile, email or other means of delivery acceptable to Bank, of a written Request duly completed and executed by Borrower. An Advance hereunder may be requested in Borrower’s discretion by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by Borrower that same day by submission to Bank of a written Request, as provided herein. Borrower acknowledge(s) that if Bank makes an Advance based on a request made by telephone, facsimile, email or other means of delivery (other than by hand delivery, first class mail or overnight courier), it shall be for Borrower’s convenience and all risks involved in the use of any such procedure shall be borne by Borrower, and Borrower expressly agree(s) to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an Advance by telephone, facsimile, email or any such other means of delivery. In the event that Borrower elect(s) to request an Advance by telephonic notice, facsimile, email or other means of delivery acceptable to Bank, Borrower acknowledge(s) and agree(s) that Bank may impose or require such verification, authentication and other procedures as Bank may require from time to time.

(c) Payments.

(i) Accrued and unpaid interest on the unpaid principal balance of the Obligations shall be payable monthly, in arrears, on the first day of each month, from the date made until the same is paid in full (whether in accordance with the terms hereof, by acceleration, or otherwise). In the event that any payment becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and additional fees or interest, as the case may be, shall continue to accrue and be payable thereon during such extension at the rates set forth in this Agreement. Interest accruing on the basis of the Prime Referenced Rate shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the interest rate on the date of each such change. No interest shall accrue under this Agreement until the date of the first Advance made by Bank; after that, interest on all Advances shall accrue and be computed on the principal balance outstanding from time to time under this Agreement in accordance with the terms hereof until the same is paid in full. Payments made under this Agreement shall be first applied to accrued and unpaid interest hereunder and the balance, if any, to principal.

(ii) Bank may, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment. Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. Any payment by check or other item of payment Bank may receive will conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Any payment received by Bank after 12:00 noon Central time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

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(d) Change of Law.

(i) Yield Maintenance. If any Change in Law shall: (a) subject Bank to any tax, duty or other charge with respect to this Agreement or any Obligations hereunder, or shall change the basis of taxation of payments to Bank of the principal or of interest under this Agreement or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank’s principal executive office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the interbank markets any other condition affecting this Agreement or the Obligations hereunder; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations or to reduce the amount of any sum received or receivable by Bank under this Agreement, then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

(ii) Changes to Capital or Liquidity. If any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital or liquidity is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Obligations to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity), then Borrower shall pay to Bank, within fifteen (15) days of Borrower’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return, which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to maintaining any Obligations hereunder. A certificate of Bank, submitted by Bank to Borrower, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank (or such controlling corporation) shall be conclusive and binding for all purposes absent manifest error.

(d) Section 2.4 of the Agreement is hereby amended and restated to read in its entirety as follows:

2.4 [Reserved].

(e) Section 11 of the Agreement is hereby amended and restated to read in its entirety as follows:

11. CHOICE OF LAW, VENUE, AND JURISDICTION; JURY TRIAL WAIVER.

11.1 THE PARTIES HEREBY AGREE THAT THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, INSTRUMENTS AND AGREEMENTS RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS TO THE NON- EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR CALIFORNIA STATE COURT SITTING IN SAN JOSE, CALIFORNIA (AND ANY APPELLATE COURT THEREOF) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INSTRUMENT OR AGREEMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD, AND DETERMINED IN ANY SUCH COURT AND AGREES TO BE BOUND BY SUCH DETERMINATION, (III) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN ANY SUCH COURT, AND (IV) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF CALIFORNIA BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10 OF THIS AGREEMENT OR BY CERTIFIED MAIL DIRECTED TO SUCH ADDRESS (OR, IN ANY CASE, ANY OTHER ADDRESS DESIGNATED BY BORROWER IN A NOTICE TO BANK). NOTHING HEREIN SHALL LIMIT OR

OTHERWISE AFFECT THE RIGHT OF BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY SUCH ACTION OR PROCEEDING AGAINST BORROWER OR ANY GUARANTOR OR ANY OF THEIR PROPERTY IN ANY COURT OF ANY OTHER JURISDICTION.

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11.2 JURY TRIAL WAIVER. BORROWER AND BANK, BY ACCEPTANCE OF THIS AGREEMENT, ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INSTRUMENT OR AGREEMENT OR THE OBLIGATIONS.

(f) Section 12 of the Agreement is hereby amended and restated to read in its entirety as follows:

12. JUDICIAL REFERENCE PROVISION.

12.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2 With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

12.3 The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Judicial Reference Provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference proceeding pursuant to this Judicial Reference Provision as provided herein.

12.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

12.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

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12.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS JUDICIAL REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS JUDICIAL REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

(g) Exhibit A of the Agreement is hereby amended by amending and restating the definition of “Revolving Maturity Date” to read in its entirety as follows:

“Revolving Loan Maturity Date” means June 9, 2024.

(h) The definition of “Pricing Addendum” set forth in Exhibit A of the Agreement is hereby deleted and is of no further force and effect.

(i) Exhibit A of the Agreement is hereby amended by adding the following new definitions, in the appropriate alphabetical order, to read in their entirety as follows:

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“Applicable Interest Rate” means the Prime Referenced Rate plus the Applicable Margin.

“Applicable Margin” means six-tenths of one percent (0.60%) per annum for the Advances.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in Detroit, Michigan; provided, however, for purposes of determining the Daily Adjusting Term SOFR Rate, a Business Day shall also exclude a day on which the Securities Industry and Financial Markets Association (“SIFMA”) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in

U.S. Government Securities.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration, application or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, application, request, rule, regulation, guideline, or directive (whether or not having the force of law), including without limitation, any risk-based capital guidelines or any interpretation, administration, application, request, rule, regulation, guideline, or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration, application or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation, administration, application or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration, application or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Daily Adjusting Term SOFR Rate” means, for any day, the rate per annum equal to the Term SOFR Screen Rate at or about 8:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day with a term of one (1) month; provided that if such rate is not published on such determination date then the rate will be the Term SOFR Screen Rate on the first Business Day immediately prior thereto.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime-based Advance” means an Advance which bears interest at the Prime Referenced Rate plus the Applicable Margin, subject to the terms of this Agreement.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the greater of (i) the sum of the Daily Adjusting Term SOFR Rate for such day plus 2.50% per annum, or (ii) two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting Term SOFR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

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“Request for Advance” means a Loan Advance/Paydown Request Form issued by the Borrower under the Agreement in the form annexed to this Agreement as Exhibit C.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (or a successor administrator of the term secured overnight financing rate).

“Term SOFR Administrator’s Website” means the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term- sofr.html, or any successor source for the secured overnight financing rate identified as such by the Term SOFR Administrator from time to time.

“Term SOFR Screen Rate” means the CME Term SOFR Reference Rates, as administered by the Term SOFR Administrator and published on the applicable screen page (or such other commercially available source providing such rate or quotations as may be designated by Bank from time to time) on the Term SOFR Administrator’s Website.

(j) Exhibit C of the Agreement is hereby deleted and replaced in its entirety by Exhibit C attached to this Amendment.

2. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank. BORROWER WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AS IT MAY BE AMENDED FROM TIME TO TIME, WHICH STATES:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

4. Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Loan Documents, or any amendments, extensions or modifications thereto, or Bank’s administration of the Obligations or otherwise.

5. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, executed by Borrower;

(b) a Certificate of the Chief Executive Officer of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

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(c) a facility fee, in the amount of $12,500, which fee is fully earned and non-refundable, and which may be debited from Borrower’s account;

(d) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[remainder of page left blank intentionally – signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MOBILESMITH, INC.

By:	/s/ Gleb Mikhailov

Name	Gleb Mikhailov

Title	CFO

COMERICA BANK

By:	/s/ Charlie Fell

Name:	Charlie Fell

Title:	Senior Vice President

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